                                                                    Exhibit 10.4

     June 5, 1998


     Mr. Edwin L. Ryder
     Senior Vice President - Finance and Administration
     Hooker Furniture Corporation
     Post Office Box 4708
     Martinsville, VA  24112

     Dear Larry:

          Branch Banking and Trust Company ("Bank") is pleased to increase its formal line of credit to the amount of $15,000,000 to accommodate the issuance of Letters of Credit on behalf of Hooker Furniture Corporation. Terms and conditions of this commitment are as follows:

     Borrower:    The Borrower shall be Hooker Furniture Corporation.
     --------

     Purpose:     The line of credit shall be used exclusively for the issuance
     -------
                  of Commercial Letters of Credit as required in normal operations.

     Amount:      The maximum amount of this line of credit shall be Fifteen
     ------
                  Million Dollars ($15,000,000.00).

     Term:        This commitment shall be outstanding until March 31, 1999,
     -----
                  at which time it will expire and be subject to review. All
                  Letters of Credit issued under this line shall remain in force until their respective dates of expiration.

     Advances/
     ---------
     Repayment:   Each Letter of Credit will be issued under a $15,000,000
     ---------
                  Promissory Note, which is enclosed for execution. Any advance of funds by BB&T resulting from the issuance of Letters of Credit shall be repayable upon demand. Please note that two signatures are required according to the Certificate of Corporate Resolutions we have on file. Any of the following
                  Corporate Officers may execute the Promissory Note: Chairman,
                  President, Sr. Vice President - Finance and Administration, and Secretary.

     Interest
     --------
     Rate:        The promissory Note backing Letters of Credit issued under
     ----
                  this line shall bear interest at BB&T's Prime Rate adjusted daily as prime changes.

     Collateral:  Unsecured.
     ----------

     Fees:        All fees shall be agreed upon by Hooker Furniture Corporation
     ----
                  and BB&T International Services Division.
     Financial
     ---------
     Reporting:   The borrower shall furnish to BB&T an audited Annual Report
     ---------
                  within 60 days of each fiscal year end and quarterly unaudited financial statements within 45 days of each fiscal quarter end.

     Other:    The borrower must at all times maintain a financial condition
     -----
               satisfactory to BB&T, including no events of default with other lenders. Any such event of default, notice of which must be given to BB&T immediately, constitutes and event of default under this commitment.


               Larry, we sincerely appreciate your business and look forward to continuing our mutually beneficial relationship with Hooker Furniture. If the terms of our commitment described above are acceptable, please indicate by signing, dating, and returning the original of this letter to my attention before June 30, 1998.

               Thank you for your immediate attention to this matter. If you have any questions or concerns, please give me a call at 336-733-3259.

     Sincerely,

     /S/ Cory Boyte

     Cory Boyte
     Vice President



     Accepted this 11th day of June, 1998

     HOOKER FURNITURE CORPORATION

     By:  /S/ Edwin L. Ryder
          ---------------------------------
     Title: Sr. VP Finance & Administration
            -------------------------------


     Enclosure

                                     BB&T
                                PROMISSORY NOTE

Borrower:    Hooker Furniture Corporation         Account Number:  499-0001192
Address:     Post Office Box 4708                 Note Number:  90003
             Martinsville, VA 24112               Date:  June 5, 1998


THE UNDERSIGNED REPRESENTS THAT THE LOAN EVIDENCED HEREBY IS BEING OBTAINED FOR BUSINESS/COMMERCIAL OR AGRICULTURAL PURPOSES. For value received, the undersigned, jointly and severally, if more than one, promises to pay to BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the "Bank"), or order, at any of Bank's offices in the above referenced city (or such other place or places that may be hereafter designated by Bank), the sum of Fifteen Million Dollars and no/100th ($15,000,000.00), in immediately available coin or currency of the United States of America.

Interest shall accrue from the date hereof on the unpaid principal balance outstanding from time to time at the:
     . Variable rate of the Bank's Prime Rate per annum to be adjusted daily as the Bank's Prime Rate changes.

Principal and interest is payable as follows:
     .    Principal plus accrued interest is due in full at maturity on demand.
     . Prior to an event of default, Borrower may borrow, repay, and reborrow hereunder pursuant to the terms of the Commitment Letter, hereinafter defined.

     In addition, the undersigned promises to pay to Bank, or order, a late fee in the amount of four percent (4%) of any installment past due for fifteen (15) or more days. When any installment payment is past due for fifteen (15) or more days, subsequent payments shall first be applied to the past due balance. All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased, or additional supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank's sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest from previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as the interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in the variable interest rate. In no event shall the fixed payment amount be reduced below the original fixed payment amount specified above.

This note ("NOTE") is given by the undersigned in connection with the following agreements (if any) between the undersigned and the Bank:

     . Commitment Letter dated June 5, 1998 executed by Hooker Furniture Corporation.

     All of the terms, conditions and covenants of the above described agreements (the "Agreements") are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Agreements and any other agreements by and between the undersigned and the Bank.

     In addition to collateral pledged pursuant to the terms of the Agreements (if any) described above, the undersigned, as collateral security for the indebtedness evidenced by this note, hereby grants the Bank a security interest and lien in and to all deposit accounts, certificates of deposit, securities and stocks now or hereafter in Bank's possession or on deposit with the Bank.

     If any stock or securities are pledged to Bank herein, the security interest includes all stock splits, reissued shares, substituted shares, and all proceeds thereof, which the undersigned promises to deliver to Bank.

BBT472 (9609)                    Page 1 of 3

     No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or of any other right on any future occasion. Every one of the undersigned and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

     The failure to pay any part of the principal or interest when due on this Note or to fully perform any covenant, obligation or warranty on this or on any other liability to the Bank by any one or more of the undersigned, by any affiliate of the undersigned (as defined in 11 USC Section (101) (2)), or by any guarantor or surety of this Note (said affiliate, guarantor, and surety are herein called Obligor), or if any financial statement or other representation made to the Bank by any of the undersigned or any Obligor shall be found to be materially incorrect or incomplete, or in the event the default pursuant to any of the Agreements or any other obligation of any of the undersigned or any Obligor in favor of the Bank, or in the event the Bank demands that the undersigned secure or provide additional security for its obligations under this Note and security deemed adequate and sufficient by the Bank is not given when demanded, or in the event one or more of the undersigned or any Obligor shall die, terminate its existence, allow the appointment of a receiver for any part of its property, make an assignment for the benefit of creditors, or where a proceeding under bankruptcy or insolvency laws is initiated by or against any of the undersigned or any Obligor, or in the event the Bank should otherwise deem itself, its security interest, or any collateral unsafe or insecure; or should the Bank in good faith believe that the prospect of payment or other performance is impaired, or if there is an attachment, execution, or other judicial seizure of all or any portion of the Borrower's or any Obligor's assets, including an action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 20 days, or if final judgment for the payment of money shall be rendered against the Borrower or any Obligor which is not covered by insurance and shall remain undischarged for a period of 30 days unless such judgment or execution thereon is effectively stayed, or the termination of any guaranty agreement given in connection with this Note, then any one of the same shall be a material default hereunder and this Note and other debts due the Bank by any one or more of undersigned shall immediately become due and payable without notice, at the option of the Bank. From and after any event of default hereunder, interest shall accrue on the sum of the principal balance and accrued interest then outstanding at the variable rate equal to the Bank's Prime Rate plus 5% per annum ("Default Rate"), provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of North Carolina; and further provided that such rate shall apply after judgment. In the event of any default, the then remaining unpaid principal amount and accrued but unpaid interest then outstanding shall bear interest at the Default Rate called for hereunder until such principal and interest have been paid in full. In addition, upon default, the Bank may pursue its full legal remedies at law or equity, and the balance due hereunder may be charged against any obligation of the Bank to any party including any Obligor.

Bank shall not be obligated to accept any check, money order, or other payment instrument marked "payment in full" on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless in fact such payment is in fact sufficient to pay the amount due hereunder.

     The term "Prime Rate," if used herein, means the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate. The Prime Rate is one of several rate indexes employed by the Bank when extending credit. Any change in the interest rate resulting from a change in the Bank's Prime Rate shall become effective as of the opening of business on the effective date of the change. If this Note is placed with an attorney for collection, the undersigned agrees to pay, in addition to principal and interest, all costs of collection, including but not limited to reasonable attorneys' fees. All obligations of the undersigned and of any Obligor shall bind his heirs, executors, administrators, successors, and/or assigns. Use of the masculine pronoun herein shall include the feminine and the neuter, and also the plural. If more than one party shall execute this Note, the term "undersigned" as used herein shall mean all the parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. Wherever possible, each provision of this Note shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the undersigned hereby waive all exemptions and homestead laws. The proceeds of the loan evidenced by this Note may be paid to any one or more of the

BBT472 (9609)                     Page 2 of 3
undersigned. From time to time the maturity date of this Note may be extended, or this Note may be renewed in whole or in part, or a new note of different form any be substituted for this Note, or the rate of interest may be modified, or changes may be made in consideration of loan extensions, and the holder hereof, from time to time may waive or surrender, either in whole or in part any rights, guaranties, secured interest, or liens, given for the benefit of the holder in connection with the payment and the securing the payment of this Note; but no such occurrence shall in any manner affect, limit, modify, or otherwise impair any rights, guaranties or security of the holder not specifically waived, released, or surrendered in writing, nor shall the undersigned makers, or any guarantor, endorser, or any person who is or might be liable hereon, either primarily or contingently, be released from such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon, and such release shall not affect or discharge the liability of any other person who is or might be liable hereon. No waivers and modifications shall be valid unless in writing and signed by the Bank. The Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of the Note permitted by N.C.G.S.(S)24-1 .1. In case of a conflict between the terms of this Note and the Loan Agreement or Commitment Letter issued in connection herewith, the priority of controlling terms shall be first this Note, then the Loan Agreement, and then the Commitment Letter. This Note shall be governed by and construed in accordance with the laws of North Carolina; provided however that any Mortgage encumbering the Borrower's property in South Carolina shall be governed by and construed in accordance with the laws of South Carolina, and the Borrower hereby submits to the jurisdiction of South Carolina in connection with any foreclosure or enforcement proceeding undertaken in connection with the Borrower's property situated in South Carolina.

Sharing of Information with Affiliates. Applicable law permits us to share information with third parties about our credit and account history with you. Applicable law also permits us to share additional information about you and your accounts with companies related to BB&T by common ownership or control ("affiliates"). We provide this additional information to our affiliates so that you may receive special offers and promotions from our affiliates. You may request that we not furnish this additional information (other than credit and account history) to our affiliates by writing to Branch Banking and Trust Company. Client Services Administration, P.O. Box 1847, Wilson, North Carolina 27684-1647. Please include your name, address, telephone number, account number (if known), and social security (tax identification) number. Due to marketing programs already in progress, please allow a reasonable period of time for your request to take affect. In order for us to communicate important loan or deposit account information, we will continue to notify you through occasional statement inserts or other customer service mailings. Please be aware that state and federal laws impose certain mandatory disclosures of customer information by financial institutions. We must comply with laws that require mandatory production or disclosure.

     IN WITNESS WHEREOF, the undersigned, on the day and year first written above, has caused this note to be executed under seal.



                                             HOOKER FURNITURE CORPORATION
                                             ----------------------------

ATTEST: /S/ Robert G. Sherwood           By:  /S/ Edwin L. Ryder
        --------------------------            ---------------------------------
Title: Secretary                         Title: Sr. VP Finance & Administration
       ---------------------------              -------------------------------

                                         By:  A. Frank Hooker, Jr.
                                              ---------------------------------
        [Corporate Seal]
                                         Title: President
                                                -------------------------------



BBT472 (9609)                       Page 3 of 3